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                                                                       EXHIBIT 2


                          PLEDGE AND SECURITY AGREEMENT


         THIS PLEDGE AND SECURITY AGREEMENT ("Agreement"), dated August 14, 1999, by and between RICHARD H. ROBERTS ("Pledgor") and SCOTT M. NISWONGER., a Tennessee resident ("Lender");

                                   WITNESSETH:

         WHEREAS, Pledgor desires now and hereafter to obtain credit from Lender; and

         WHEREAS, Lender is willing to extend credit to Pledgor to such extent, and only to such extent, as Lender may from time to time deem advisable upon Pledgor executing this Agreement for the purpose of securing all present and future obligations of Pledgor to Lender;

         NOW THEREFORE, in consideration of the foregoing, and to enable Pledgor to obtain an extension of credit from Lender and to induce Lender to have transactions with Pledgor, Pledgor agrees as follows:

         1. Pledge. As collateral security for the payment and performance in full of the Obligations (as hereinafter defined), Pledgor hereby pledges, hypothecates, assigns, transfers, sets over and delivers unto Lender, and hereby grants to Lender a security interest in, the collateral described in Schedule A hereto, together with the proceeds thereof and all cash, additional securities or other property at any time and from time to time receivable or otherwise distributable in respect of, in exchange for, or in substitution for any and all such pledged securities (all such pledged securities, the proceeds thereof, cash, dividends, additional securities and other property now or hereafter pledged hereunder are hereinafter collectively called the "Pledged Securities"); provided, however, that the proceeds thereof described above shall be limited to the after-tax proceeds received with respect to the Pledged Securities and Pledgor shall be entitled to receipt of the amount of proceeds necessary to fund Pledgor's tax obligations with respect to any proceeds received with respect to the Pledged Securities;

         TO HAVE AND TO HOLD the Pledged Securities, together with all rights, titles, interests, powers, privileges and preferences pertaining or incidental thereto, unto Lender, its successors and assigns; subject, however, to the terms, covenants and conditions herein set forth.

         Upon delivery to Lender, the Pledged Securities shall be accompanied by executed stock powers in blank and by such other instruments or documents as Lender or its counsel may reasonably request. Each delivery of certificates for such Pledged Securities shall be


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accompanied by a schedule showing the number of shares and the numbers of the certificates theretofore and then pledged hereunder, which schedule shall be attached hereto as Schedule A and made a part hereof. Each schedule so delivered shall supersede any prior schedule so delivered.

         2. Obligations Secured. This Agreement is made, and the security interest created hereby is granted to Lender, to secure full payment and performance of any and all indebtedness and other obligations of Pledgor to Lender, direct or contingent, however evidenced or denominated, and however or whenever incurred, including without limitation indebtedness incurred pursuant to that certain Secured Promissory Note (the "Note") by and between Pledgor and Lender, dated of even date herewith, and any past, present or future commitment of Lender to Pledgor (collectively the "Obligations").

         3. Representations and Warranties. Pledgor hereby represents and warrants to Lender (a) that Pledgor is the legal and equitable owner of the Pledged Securities, that Pledgor has the complete and unconditional authority to pledge the Pledged Securities being pledged by it, and holds the same free and clear of all liens, charges, encumbrances and security interests of every kind and nature; and (b) that no consent or approval of any governmental body or regulatory authority, or of any other party, which was or is necessary to the validity of this pledge, has not been obtained.

         4. Voting Rights.

            (a) Provided that no default or event of default shall have occurred and be continuing hereunder:

                (i) Pledgor shall be entitled to exercise or refrain from
            exercising the voting rights attributable to the Pledged Securities or any part thereof for any purpose not inconsistent with the terms and conditions of this Agreement, and

                (ii) Lender will execute and deliver any proxies or other
            instruments reasonably requested by Pledgor for the purpose of enabling Pledgor to exercise the voting rights that it is entitled to exercise pursuant to subparagraph 4(a)(i) hereof.

            (b) Upon the occurrence and during the continuance of a default or event of default hereunder, all rights of Pledgor to exercise or refrain from exercising the voting rights attributable to the Pledged Securities or any part thereof pursuant to subparagraph 4(a)(i) hereof or otherwise shall cease, and Lender and its successors and assigns shall have the sole right to exercise or refrain from exercising such rights. In furtherance of the foregoing, Pledgor hereby makes, constitutes and appoints Lender as



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         the proxy and attorney-in-fact of and for Pledgor, with full power to exercise or to refrain from exercising any and all voting rights attributable to the Pledged Securities upon the occurrence and during the continuance of any such default or event of default. The foregoing appointment and power, being coupled with an interest, are irrevocable until the Obligations have been fully and irreversibly satisfied.

         5.       Remedies Upon Default.

                  (a) Upon the occurrence of a default in the payment or performance of any of the Obligations, or upon the occurrence of a default or event of default under any other instrument or document now or hereafter further evidencing, securing or otherwise related to any of the Obligations, or in the event that any representation or warranty herein shall prove to have been untrue when made, or in the event that Pledgor shall default in the performance of any of its obligations hereunder, or in the event that any bankruptcy or other insolvency proceedings are instituted by or against Pledgor; then, and in any such event, Lender shall have all of the rights, powers, privileges, options and remedies of a secured party under the Uniform Commercial Code as in effect in the State of Tennessee, and without limiting the foregoing, Lender may (i) collect any and all amounts payable in respect of the Pledged Securities and exercise any and all rights, powers, privileges, options and remedies of the holder and owner thereof, and (ii) sell, transfer and/or negotiate the Pledged Securities, or any part thereof, at public or private sale, for cash, upon credit or for future delivery as Lender shall deem appropriate, including without limitation, at Lender's option, the purchase of all or any part of the Pledged Securities at any public sale by Lender. Upon consummation of any sale, Lender shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Pledged Securities so sold. Each such purchaser at any such sale shall hold the property sold absolutely, free from any claim or right on the part of Pledgor, and Pledgor hereby waives (to the extent permitted by law) all rights of redemption, stay or appraisal that Pledgor now has or may at any time in the future have under any rule of law or statute now existing or hereinafter enacted. Pledgor hereby expressly waives notice to redeem and notice of the time, place and manner of such sale.

                  (b) Pledgor recognizes that, by reason of certain prohibitions contained in the Securities Act of 1933, as amended (the "Securities Act"), and applicable state securities laws, Lender may be compelled, with respect to any sale of all or any part of the Pledged Securities, to limit purchasers to those who agree, among other things, to acquire such Pledged Securities for their own account, for investment and not with a view to the distribution or resale thereof. Pledgor acknowledges that any such private sales may be at prices and on terms less favorable than those obtainable through a public sale without such restrictions (including, without limitation, a public offering made pursuant to a registration statement under the Securities Act), and,




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         notwithstanding such circumstances, Pledgor agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that Lender shall have no obligation to engage in public sales and no obligation to delay the sale of any of the Pledged Securities for the period of time necessary to permit the issuer thereof to register such sale under the Securities Act or under applicable state securities laws, even if Pledgor would agree to do so.

                  (c) If Lender determines to exercise its right to sell any or all of the Pledged Securities, upon written request, Pledgor from time to time shall, and shall cause each issuer of the Pledged Securities to be sold hereunder to, furnish to Lender all such information as Lender may request in order to determine the number of shares and other instruments included in the Pledged Securities that may be sold by Lender as exempt transactions under the Securities Act and the rules of the Securities and Exchange Commission thereunder, as the same are from time to time in effect.

         6. Sale of Pledged Securities by Pledgor. Pledgor may sell or otherwise transfer the Pledged Securities without the consent of the Lender during the term hereof; provided, however, that upon the consummation of such sale or other transfer, Pledgor will utilize the after-tax proceeds of such sale or other transfer to satisfy the Obligations.

         7. Application of Proceeds. The proceeds of the sale of Pledged Securities sold pursuant to Section 5 hereof, and the proceeds of the exercise of any of Lender's other remedies hereunder, shall be applied by Lender as follows:

         First: To the payment of all costs and expenses incurred by Lender in connection with any such sale, including, but not limited to, all court costs and the reasonable fees and expenses of counsel for Lender in connection therewith, and

         Second: To the payment in full of the Obligations, in such order of priority as Lender shall determine, in its sole discretion, and

         Third: The excess, if any, shall be paid to Pledgor or any other person lawfully thereunto entitled.

         8. Reimbursement of Lender. Pledgor agrees to reimburse Lender, upon demand, for all expenses, including without limitation reasonable attorney's fees, incurred by it in connection with the administration and enforcement of this Agreement, and agrees to indemnify Lender and hold it harmless from and against any and all liability incurred by it hereunder or in connection herewith, unless such liability shall be due to willful misconduct or gross negligence on the part of Lender.



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         9. No Waiver. No failure on the part of Lender to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy by Lender preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies are cumulative and are not exclusive of any other remedies provided by law.

         10. Limitation of Liability. The powers conferred on Lender hereunder are solely to protect its interests in the Pledged Securities, and shall not impose any duty upon Lender to exercise any such powers. Except for the exercise of reasonable care in the custody and preservation of the certificates or other instruments representing Pledged Securities in its possession and the accounting for monies actually received by it hereunder, Lender shall have no duty as to any Pledged Securities. Without limiting the generality of the foregoing, Lender shall have no responsibility for (a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Pledged Securities, regardless of whether Lender has or is deemed to have knowledge of such matters, (b) taking any necessary steps (other than steps in accordance with the standard of care set forth above to maintain possession of the certificates or other instruments representing Pledged Securities in its possession) to preserve rights against any parties with respect to the Pledged Securities, (c) taking any necessary steps to collect or realize upon any of the Obligations or any of the Pledged Securities, or (d) initiating any action to protect the Pledged Securities against the possibility of a decline in market value. Lender shall be deemed to have exercised reasonable care in the custody and preservation of the certificates or other instruments representing Pledged Securities in its possession if such items are accorded treatment substantially equal to that which Lender accords its own property consisting of negotiable securities.

         11. Binding Agreement. This Agreement and the terms, covenants and conditions hereof shall be binding upon and inure to the benefit of the parties hereto and to all holders of indebtedness secured hereby and their respective successors and assigns.

         12. Governing Law; Amendments. This Agreement shall in all respects be construed in accordance with and governed by the laws of the State of Tennessee. This Agreement may not be amended or modified, nor may any of the Pledged Securities be released except in a writing signed by the party to be charged therewith. Time is of the essence with respect to the obligations of Pledgor pursuant to this Agreement.

         13. Further Assurances. Pledgor agrees to do such further acts and things, and to execute and deliver such additional conveyances, assignments, agreements and instruments (including but not limited to the execution and delivery and filing of UCC financing statements with respect to the security interests of this Agreement), as Lender at any time may request in connection with the administration and enforcement of this Agreement or relative to the Pledged Securities or any part thereof or in order to assure and confirm unto Lender its rights and remedies hereunder.



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         14. Severability. If any provision of this Agreement or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Agreement and/or the application of such provision to other persons or circumstances shall not be affected thereby and shall be enforceable to the greatest extent permitted by law.

         15. Miscellaneous. Section numbers and headings used herein are for convenience only and are not to affect the construction of or to be taken into consideration in interpreting this Agreement. When used herein, the singular shall include the plural, and vice versa, and the use of the masculine, feminine or neuter gender shall include all other genders, as the context may require.


         IN WITNESS WHEREOF, Pledgor and Lender have executed this Agreement, or have caused this Agreement to be duly executed by a duly authorized officer, all as of the day first above written.


                                           PLEDGOR:

                                           /s/ Richard H. Roberts
                                           -----------------------------
                                           Richard H. Roberts




                                           LENDER:

                                           /s/ Scott M. Niswonger
                                           --------------------------------
                                           Scott M. Niswonger




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                                   SCHEDULE A

                               PLEDGED SECURITIES



                                   No. of                       Certificate
Issuer                             Shares         Class              No.
----------------------------       -------        ------        -----------
Landair Corporation                300,000        Common









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